UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2006

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Recent significant changes made by United Kingdom (“UK”) legislation simplified tax rules relating to UK pension plans effective April 6, 2006. In response to the legislation, on May 2, 2006 the Board of Directors of Dolby Laboratories, Inc. (the “Company”) approved the cessation of contributions to the Funded Unapproved Retirement Benefits Schemes (the “FURBS”) of each of the three employees, including an executive officer, who have such schemes, and the initiation of corresponding contributions to each of their respective personal pension accounts under the Dolby Group Personal Pension Plan in the UK.

Amounts already credited to participants under the FURBS will remain subject to the terms and conditions of the FURBS and will continue to be credited with gains and losses based on the gains and losses of investment funds selected by the respective FURBS trustees. The Company will continue to pay the costs of managing and administrating the FURBS. Distributions from the FURBS will be made in the manner and at the time prescribed by the FURBS without regard to the cessation of contributions to the FURBS.

ITEM 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into Item 1.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/Martin A. Jaffe
Martin A. Jaffe
Executive Vice President, Business Affairs

Date: May 4, 2006

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